Exhibit 23.1b

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the inclusion in the Registration Statement of Keven Investments on Form SB-2 of my report dated October 29, 2007 relating to the consolidated financial statements of Keven Investments for the period ending June 30, 2006 and 2007.

By: /s/ Sara Jenkins

December 24, 2007

Sara Jenkins, CPA

Gruber & Company LLC

18921 G E Valley Parkway #325

Independence, MO 64055